BOB’S DISCOUNT FURNITURE ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2025 FINANCIAL RESULTS

Highlights for the Fourth Quarter of Fiscal Year 2025:
Net Revenue Increased 8.2%
Adjusted Comparable Sales(1) Increased 2.8%
Opened Three New Stores

MANCHESTER, Conn. - Bob’s Discount Furniture, Inc. (NYSE:BOBS) (“we,” “our,” the “Company,” “Bob’s Discount Furniture” or “Bob’s”) today announced financial results for the fourth fiscal quarter and fiscal year ended December 28, 2025.
“We delivered strong full year performance, gaining market share while successfully navigating macro uncertainty through the strength of our differentiated business model - combining everyday low prices with best-in-class omnichannel capabilities and a customer-first culture,” said Bill Barton, President and Chief Executive Officer of Bob's. “Our recent IPO marks a historic milestone that represents years of dedication from our nearly 6,000 team members who live our values every day. As we execute our disciplined expansion strategy targeting the significant whitespace ahead, we remain focused on our core belief: everyone deserves a home they love. With our strong unit economics, a proven portable store model, and significant runway for growth, we are well-positioned to deliver sustainable value for our customers, team members, and shareholders.”
Fourth Quarter of Fiscal Year 2025
•Net revenue of $648.8 million increased 8.2% from $599.8 million in the fourth quarter of fiscal year 2024 driven by new stores and comparable sales growth.
•The Company opened three new stores and ended the quarter with 209 stores in 26 states.
•Comparable sales growth of 1.0% and adjusted comparable sales growth(1) of 2.8% were driven primarily by growth in conversion, higher average order values in the retail channel, and increased eCommerce traffic.
•Gross profit increased 8.6% to $296.5 million compared to the fourth quarter of fiscal year 2024. Gross margin increased 20 basis points to 45.7% due to lower freight costs, partially offset by product mix shift due to customer preference for the "Good" product category mix relative to historical levels. Freight costs in the prior year were impacted by unusually high short-term freight rates.
•Selling, general and administrative expenses (“SG&A”) increased 9.2% to $236.9 million compared to the fourth quarter of fiscal year 2024 due to new store growth and higher commissions on revenue growth. SG&A as a percentage of revenue increased 30 basis points to 36.5%. SG&A as a percentage of sales in the prior year was favorably impacted by the timing shift of approximately $10.2 million of sales due to a system outage between the third quarter and fourth quarter in 2024.
•Net income of $41.0 million compared to $38.6 million in the fourth quarter of fiscal year 2024. Adjusted net income was $41.2 million compared to $40.8 million in the fourth quarter of fiscal year 2024.
•Diluted net income per share of $0.35 compared to $0.34 in the fourth quarter of fiscal year 2024. Adjusted net diluted income per share was $0.35 compared to $0.36 in the fourth quarter of fiscal year 2024.
•Adjusted EBITDA of $76.5 million or 11.8% as a percentage of net revenues compared to $72.9 million or 12.2% as a percentage of net revenues in the fourth quarter of fiscal year 2024.

(1) Adjusted comparable sales growth refers to comparable sales growth as adjusted to eliminate the impact of a $10.2 million anomalous timing shift in comparable sales for the fourth quarter of fiscal year 2024 as a result of a system outage impacting the final two delivery days of the third quarter of fiscal year 2024.
Fiscal Year 2025
•Net revenue of $2.4 billion increased 16.8% from $2.0 billion in fiscal year 2024 driven by new stores and comparable sales growth.
•The Company opened 20 new stores and ended the fiscal year with 209 stores in 26 states.

•Comparable sales growth of 7.7% was driven primarily by in-store conversion growth related to investments in sales force efficiency and increased eCommerce traffic driven by our digital Omnicart.
•Gross profit increased 14.0% to $1.1 billion in fiscal year 2025 compared to fiscal year 2024. Gross margin decreased 110 basis points to 45.7% driven by product mix shift and higher freight costs.
•SG&A increased 10.6% to $899.9 million in fiscal year 2025 compared to fiscal year 2024, primarily due to new store growth and higher commissions on revenue growth. SG&A as a percentage of revenue decreased 210 basis points to 38.0%, driven by broad-based expense leverage on higher sales performance.
•Net income of $121.7 million compared to $87.9 million in fiscal year 2024. Adjusted net income was $120.2 million compared to $90.8 million in fiscal year 2024.
•Diluted net income per share of $1.07 compared to $0.78 in fiscal year 2024. Adjusted diluted net income per share was $1.06 compared to $0.81 in fiscal year 2024.
•Adjusted EBITDA of $240.8 million or 10.2% as a percentage of net revenues compared to $194.0 million or 9.6% as a percentage of net revenues in fiscal year 2024.
Balance Sheet and Liquidity
•Total liquidity of $177.6 million, comprised of cash and cash equivalents of $53.2 million and available borrowing capacity of $124.4 million, as of the end of fiscal year 2025.
•Inventories were $350.3 million as of the end of fiscal year 2025, an increase of 15.3% compared to fiscal year end 2024.
•Net cash provided by operating activities was $164.5 million in fiscal year 2025, an increase of $3.3 million compared to the prior year, primarily driven by higher net earnings, partially offset by the timing of payments on inventory purchases.
•Investments in capital expenditures of $83.0 million in fiscal year 2025 was primarily associated with new stores opened and the new regional distribution center anticipated to be fully operating in early 2026.
Recent Developments
•On February 6, 2026, the Company closed its initial public offering (“IPO”) at an offering price of $17.00 per share. The Company sold 19,450,000 shares of its common stock in the IPO, resulting in net proceeds to the Company of approximately $302.7 million after deducting underwriters’ discounts and commissions and other offering expenses.
•The Company used the net proceeds from the IPO, together with cash on hand and other available liquidity, to prepay all of the approximately $350.0 million of indebtedness under the Term Loan Facility in the first fiscal quarter of fiscal 2026.

The table below presents our expectations for the full fiscal year 2026 financial operating results. Fiscal year 2026 includes 53 weeks. The “53rd week” is expected to deliver $40.0 million in net revenues, $3.5 million in net income and $5.0 million in adjusted EBITDA.

Fiscal Year 2026
Net revenues	$2,600 to $2,625 million
Comparable sales growth(1)	1.5% to 2.5%
Net income	$113 to $121 million
Adjusted EBITDA(2)	$255 to $265 million
Adjusted net income(2)	$121 to $129 million
Other estimates:
Net capital expenditures(3)	$110 to $115 million
Pre-opening expenses	$23 to $24 million
Effective tax rate	Approximately 27%
New store count	Approximately 20
FD Shares Outstanding(4)	Approximately 137 million
(1) Comparable sales growth is a key performance indicator that measures performance during the current reporting period against the performance of the comparable store sales and eCommerce sales in the corresponding period of the previous fiscal year. Comparable sales growth excludes net sales from the non-comparable 53rd week.
(2) See Non-GAAP Financial Measures for definitions of Adjusted EBITDA and Adjusted net income.
(3) Net capital expenditures represents capital expenditures net of tenant allowances.
(4) FD shares outstanding reflects average fully diluted shares outstanding for fiscal year 2026.

Conference Call
A conference call to discuss the fourth fiscal quarter 2025 financial results is scheduled for today, March, 17, 2026, at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 1-877-407-0779 (international callers dial 1-201-389-0914) approximately 10 minutes prior to the start of the call. The conference call will be webcast and once available, a recorded replay can be accessed online at ir.mybobs.com for six months.
About Bob’s Discount Furniture
Bob’s Discount Furniture is a high-growth, national omnichannel retailer of value home furnishings with 209 showrooms as of December 28, 2025 across 26 U.S. states. Since our founding in 1991, we have built our ethos as a trusted and reliable brand offering superior value and service, without compromising on quality or style. Our business model is anchored in delivering furniture at “Everyday Low Prices,” and at the heart of Bob’s success is not just the value of our furniture, but the team members who bring our promise to life every day. From showroom to living room, it’s our people who make Bob’s feel like home. Our belief that everyone deserves a home they love is reflected in how we operate daily and the appreciation we have for our people and communities. From our in-store guest experience specialists who create a no-pressure, no-gimmicks shopping experience, to our distribution and logistics teams who enable fast, reliable fulfillment, Bob’s is built on the dedication of nearly 6,000 team members nationwide. For more information, please visit www.mybobs.com.
Investor Contact
Media:
BobsPR@icrinc.com

Investor Relations:
bobs@icrinc.com
Non-GAAP Financial Measures

In addition to the results provided in accordance with U.S. GAAP, this earnings release and related tables include adjusted net income, adjusted EBITDA and adjusted diluted net income per share which present operating results on an adjusted basis. We define adjusted net income as net income adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance and the tax effect related to those items. We define adjusted diluted net income per share as adjusted net income divided by weighted average shares outstanding. We define adjusted EBITDA as net income before interest expense, interest income, income tax expense, and depreciation and amortization, adjusted for items that are not indicative of the operating performance of the business. We believe that excluding certain items from our GAAP results allows management to better understand our financial performance from period to period. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons. We use these non-GAAP measures to evaluate the effectiveness of our business strategies, to make budgeting decisions, to evaluate our performance in connection with compensation decisions and to compare our performance against that of peer companies using similar measures. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. These non-U.S. GAAP measures are not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. These measures should only be read together with the corresponding U.S. GAAP measures. Please refer to the reconciliations of adjusted net income and adjusted EBITDA to net income and adjusted diluted net income per share to diluted net income per share, the most directly comparable financial measures prepared in accordance with U.S. GAAP, below.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “Recent Developments”, are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws.
Forward-looking statements can generally be identified by words such as “anticipate,” “believe,” “envision,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate” and other similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements include, but are not limited to, statements concerning: our expected financial operating results for fiscal year 2026; plans to open new stores, expand into new regions and increase market share; and plans to increase brand awareness and increase comparable sales.
The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, factors and assumptions described in “Risk Factors” in our Annual Report on Form 10-K, including those relating to, among other things:
•our reliance on foreign manufacturing, suppliers and imports for our products;
•the significant competition within our industry;
•our ability to successfully anticipate or respond to changes in consumer preferences;
•global economic conditions and the effect of economic pressures and other business factors on discretionary consumer spending;
•the impact of current and future tariffs on our business;
•managing the challenges associated with our planned new store growth;
•failures by our third-party suppliers or the unavailability of suitable suppliers at reasonable prices;
•failures of our vendors to meet our quality standards or applicable regulatory frameworks;
•disruption in our distribution capabilities or supply chain;
•our ability to protect our intellectual property rights;
•compliance with applicable governmental regulations;
•our ability to protect the privacy and security of information related to our customers, us, our employees or others;
•disruption in our information systems; and
•our ability to effectively manage our eCommerce platform and digital marketing efforts.
The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Bob's Discount Furniture, Inc.
Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	December 28, 2025	December 29, 2024
Assets
Current assets
Cash and cash equivalents	$53,202	$80,558
Restricted cash	9,412	—
Accounts receivable	17,590	17,223
Inventories	350,284	303,930
Prepaids and other current assets	40,871	46,208
Total current assets	471,359	447,919
Property and equipment, net	328,827	280,391
Operating lease right-of-use assets	641,529	533,690
Intangible assets	179,100	179,100
Goodwill	181,699	181,699
Deferred offering costs	3,981	—
Other assets	5,260	2,265
Total assets	$1,811,755	$1,625,064
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$260,610	$279,389
Self-insurance reserves	27,959	26,831
Accrued expenses	66,211	61,136
Customer deposits	70,740	66,606
Current portion of long-term debt	1,750	—
Finance lease liabilities, current portion	15,201	9,926
Operating lease liabilities, current portion	100,563	88,891
Total current liabilities	543,034	532,779
Long-term debt	337,430	—
Finance lease liabilities, noncurrent portion	44,254	30,211
Operating lease liabilities, noncurrent portion	678,800	562,069
Deferred income taxes	43,306	34,928
Other long-term liabilities	1,011	847
Total long-term liabilities	1,104,801	628,055
Total liabilities	1,647,835	1,160,834
Commitments and Contingencies
Stockholders' Equity
Preferred stock, $0.01 par value, 50,000 shares authorized; no shares issued or outstanding as of December 28, 2025 and December 29, 2024	—	—
Common stock, $0.0001 par value, 300,000,000 shares authorized; 119,777,765 shares issued and 110,530,029 outstanding at December 28, 2025; 118,703,566 shares issued and 109,872,523 outstanding at December 29, 2024	11	11
Additional paid-in capital	199,796	225,886
Treasury stock shares, at cost, 9,247,736 and 8,831,043 shares at December 28, 2025 and December 29, 2024, respectively	(67,336)	(63,351)
Retained earnings	31,449	301,684
Total stockholders' equity	163,920	464,230
Total liabilities and stockholders' equity	$1,811,755	$1,625,064

Bob's Discount Furniture, Inc.
Consolidated Statements of Operations and Comprehensive Income
(In thousands, except per share amounts)

	Three-Month Fiscal Period Ended
	December 28, 2025		December 29, 2024		Increase (Decrease)
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	%(1)
Net revenues	$648,827	100.0%	599,761	100.0%	$49,066	8.2%
Cost of sales	352,302	54.3%	326,722	54.5%	25,580	7.8%
Gross profit	296,525	45.7%	273,039	45.5%	23,486	8.6%
Operating expenses (income)
Selling, general, and administrative expenses	236,905	36.5%	216,937	36.2%	19,968	9.2%
Pre-opening expenses	3,625	0.6%	1,764	0.3%	1,861	105.5%
(Gain) loss on disposal of fixed assets	(21)	—%	7	—%	(28)	NM
Impairment of long-lived assets	—	—%	2,061	0.3%	(2,061)	(100.0)%
Insurance recoveries	(503)	(0.1)%	—	—%	503	100.0%
Total operating expenses	240,006	37.0%	220,769	36.8%	19,237	8.7%
Operating income	56,519	8.7%	52,270	8.7%	4,249	8.1%
Other (income) expense
Interest expense	5,890	0.9%	894	0.1%	4,996	NM
Interest income	(548)	(0.1)%	(411)	(0.1)%	137	33.3%
Other income, net	(10)	—%	(446)	(0.1)%	(436)	(97.8)%
Total other expense, net	5,332	0.8%	37	—%	5,295	NM
Income before taxes	51,187	7.9%	52,233	8.7%	(1,046)	(2.0)%
Income tax expense	10,160	1.6%	13,612	2.3%	(3,452)	(25.4)%
Net income	$41,027	6.3%	$38,621	6.4%	2,406	6.2%
Other comprehensive (loss) income
Change in unrealized interest rate hedging, net of tax expense	—		—
Total other comprehensive loss	—		—
Total comprehensive income	$41,027		$38,621
Basic net income per share	$0.37		$0.35
Diluted net income per share	$0.35		$0.34
__________________
(1)NM refers to a value that is not meaningful.

Bob's Discount Furniture, Inc.
Consolidated Statements of Operations and Comprehensive Income
(In thousands, except per share amounts)

	Fiscal Year Ended
	December 28, 2025		December 29, 2024		Increase (Decrease)
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	%(1)
Net revenues	$2,368,039	100.0%	$2,028,143	100.0%	$339,896	16.8%
Cost of sales	1,286,703	54.3%	1,079,703	53.2%	207,000	19.2%
Gross profit	1,081,336	45.7%	948,440	46.8%	132,896	14.0%
Operating expenses (income)
Selling, general, and administrative expenses	899,873	38.0%	813,302	40.1%	86,571	10.6%
Pre-opening expenses	18,782	0.8%	15,326	0.8%	3,456	22.5%
(Gain) loss on disposal of fixed assets	(155)	—%	17	—%	(172)	NM
Impairment of long-lived assets	—	—%	2,061	0.1%	(2,061)	(100.0)%
Restructuring charges	292	—%	—	—%	292	100.0%
Insurance recoveries	(5,000)	(0.2)%	—	—%	5,000	100.0%
Total operating expenses	913,792	38.6%	830,706	41.0%	83,086	10.0%
Operating income	167,544	7.1%	117,734	5.8%	49,810	42.3%
Other (income) expense
Interest expense	9,091	0.4%	10,538	0.5%	(1,447)	(13.7)%
Interest income	(2,050)	(0.1)%	(2,450)	(0.1)%	(400)	(16.3)%
Other income, net	(663)	—%	(3,778)	(0.2)%	(3,115)	(82.5)%
Total other expense, net	6,378	0.3%	4,310	0.2%	2,068	48.0%
Income before taxes	161,166	6.8%	113,424	5.6%	47,742	42.1%
Income tax expense	39,442	1.7%	25,491	1.3%	13,951	54.7%
Net income	$121,724	5.1%	$87,933	4.3%	33,791	38.4%
Other comprehensive (loss) income
Change in unrealized rate hedging, net of tax expense (benefit) of $— and $1,160, respectively	—		(3,038)
Total other comprehensive loss	—		(3,038)
Total comprehensive income	$121,724		$84,895
Basic net income per share	$1.10		$0.80
Diluted net income per share	$1.07		$0.78
__________________
(1)NM refers to a value that is not meaningful.

Bob's Discount Furniture, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Fiscal Year Ended
	December 28, 2025	December 29, 2024
Cash flows from operating activities
Net income	$121,724	$87,933
Adjustments to reconcile net income to net cash provided by operating activities
Stock-based compensation expense	3,507	3,648
Transaction losses	2,996	4,890
Depreciation and amortization	71,105	65,194
Non-cash interest expense	285	2,973
Impairment and (gain) loss on disposal of fixed assets	(155)	743
Impairment of operating lease right-of-use assets	—	1,335
Non-cash lease costs	76,843	68,496
Deferred income taxes	8,378	(3,133)
Change in reserve for product warranties	712	857
Changes in operating assets and liabilities
Accounts receivable	(3,363)	(5,331)
Inventories	(46,354)	(76,444)
Prepaids and other current assets	5,337	(10,054)
Other assets	(5,557)	649
Accounts payable	(24,493)	72,877
Accrued expenses	5,655	23
Customer deposits	4,134	4,193
Operating leases	(56,280)	(57,695)
Net cash provided by operating activities	164,474	161,154
Cash flows from investing activities
Purchase of property and equipment	(83,047)	(78,224)
Net cash used in investing activities	(83,047)	(78,224)
Cash flows from financing activities
Proceeds from issuance of Term Loan	350,000	—
Principal payments on First Lien Note	—	(82,936)
Proceeds from Line of Credit	3,000	30,000
Principal payments on Line of Credit	(3,000)	(30,000)
Debt issuance costs	(11,017)	—
Principal payments on financing lease obligations	(11,306)	(8,955)
Proceeds (payments) related to exercise of employee stock options	1,480	(7,604)
Payments for the acquisition of treasury stock	(1,127)	(5,974)
Dividends paid	(425,893)	—
Payments of initial public offering costs	(1,508)	—
Net cash used in financing activities	(99,371)	(105,469)
Net decrease in cash and cash equivalents, and restricted cash	(17,944)	(22,539)
Cash, cash equivalents, and restricted cash beginning of period	80,558	103,097
Cash, cash equivalents, and restricted cash end of period	$62,614	$80,558

Supplemental disclosure of cash flow data
Cash paid for interest	$4,515	$6,129
Supplemental disclosure of noncash investing and financing activities
Assets acquired under financing leases	$30,737	$11,467
Purchase of property and equipment included in accounts payable and accrued expenses	19,224	13,508
Deferred offering costs included in accounts payable	2,473	—
Employees cashless exercising of stock options	2,858	14,744

Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, amounts in thousands)

	Three-Month Fiscal Period Ended		Fiscal Year Ended
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Net revenues	$648,827	$599,761	$2,368,039	$2,028,143

Adjusted net income
Net income	$41,027	$38,621	$121,724	$87,933
Restructuring charges	—	—	292	—
Insurance recoveries(1)	(617)	—	(5,114)	—
Gain on hedge accounting de-designation of interest rate cap	—	—	—	(3,067)
(Gain) loss on disposal of fixed assets	(21)	7	(155)	17
Impairment of long-lived assets	—	2,061	—	2,061
Management fee(2)	515	507	2,046	2,013
Other expenses(3)	335	274	889	2,616
Tax effect of adjustments	(71)	(640)	500	(819)
Adjusted net income	$41,168	$40,830	$120,182	$90,754
Adjusted net income as % of net revenue	6.3%	6.8%	5.1%	4.5%
Adjusted EBITDA
Net income	$41,027	$38,621	$121,724	$87,933
Interest expense	5,890	894	9,091	10,538
Interest income	(548)	(411)	(2,050)	(2,450)
Income tax expense	10,160	13,612	39,442	25,491
Depreciation and amortization	19,021	16,512	71,105	65,194
Stock-based compensation expense	718	854	3,507	3,648
Restructuring charges	—	—	292	—
Insurance recoveries(1)	(617)	—	(5,114)	—
Gain on hedge accounting de-designation of interest rate cap	—	—	—	(3,067)
(Gain) loss on disposal of fixed assets	(21)	7	(155)	17
Impairment of long-lived assets	—	2,061	—	2,061
Management fee(2)	515	507	2,046	2,013
Other expenses(3)	335	274	889	2,616
Adjusted EBITDA	$76,480	$72,931	$240,777	$193,994
Adjusted EBITDA as % of revenue	11.8%	12.2%	10.2%	9.6%
(1) Of these amounts, $0.1 million related to the recovery of costs and the remainder related to the recovery of lost profits. Recovery of lost profits was recorded to SG&A expenses and recovery of lost profits was recorded to insurance recoveries on the Company’s Consolidated Statements of Operations and Comprehensive Income.
(2) Represents management fees paid in accordance with our Advisory Agreement with our controlling stockholder, which terminated in connection with our IPO.
(3) Other expenses represents costs that are not indicative of ongoing business operations and performance, including, but not limited to, third-party professional fees related to the planned initial public offering readiness, litigation matters outside the ordinary course of business and senior termination benefits.

Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, amounts in thousands)

	Three-Month Fiscal Period Ended		Fiscal Year Ended
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Adjusted diluted net income per share
Diluted net income per share	$0.35	$0.34	$1.07	$0.78
Restructuring charges	—	—	—	—
Insurance recoveries	(0.01)	—	(0.04)	—
Gain on hedge accounting de-designation of interest rate cap	—	—	—	(0.03)
(Gain) loss on disposal of fixed assets	—	—	—	—
Impairment of long-lived assets	—	0.02	—	0.02
Management fee(1)	0.01	—	0.02	0.02
Other expenses(2)	—	—	0.01	0.02
Tax effect of adjustments	—	—	—	—
Adjusted diluted net income per share	$0.35	$0.36	$1.06	$0.81
(1) Represents management fees paid in accordance with our Advisory Agreement with our controlling stockholder, which terminated in connection with our IPO.
(2) Other expenses represents costs that are not indicative of ongoing business operations and performance, including, but not limited to, third-party professional fees related to the planned initial public offering readiness, litigation matters outside the ordinary course of business and senior termination benefits.